                                                                    EXHIBIT 99.4

                      CONSENT TO BE NAMED AS TRUST MANAGER

         I, Gerald W. Haddock, hereby consent to be nominated as a trust manager of Automotive Realty Trust of America, and to be named as a nominated trust manager in the Form S-11 Registration Statement filed with the Securities and Exchange Commission by Automotive Realty Trust of America.

Dated:   April 16, 1998

                                        /s/  Gerald W. Haddock
                                        -----------------------------------
                                             Gerald W. Haddock